UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

CACHE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-10345 (Commission File Number)	59-1588181 (IRS Employer Identification No.)

256 West 38th Street

New York, New York 10018
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 575-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Cache, Inc. (the “Company”) entered into a Credit Agreement on September 19, 2014 (the “Credit Agreement”). The Credit Agreement is among the Company, as a borrower, the subsidiaries of the Company party thereto from time to time, as borrowers (together with the Company, each a “Borrower” and, collectively, the “Borrowers”), Salus Capital Partners, LLC, as administrative agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”).  The credit facility (the “Credit Facility”) provided pursuant to the Credit Agreement consists of a $30.0 million revolving credit and letter of credit facility.

The Credit Agreement provides that the Borrowers may from time to time borrow, repay and reborrow loans in an aggregate amount outstanding at any time of up to $30.0 million, subject to a borrowing base limitation, and have letters of credit issued up to an aggregate amount of $3.0 million.  As of September 19, 2014, the Borrowers have borrowings under the Credit Facility of approximately $15.8 million. Any borrowings under the Credit Facility are due and payable on September 19, 2017, at which time the Credit Facility terminates.

Borrowings under the Credit Facility bear interest at a variable rate equal to the greater of 0.25% per annum and adjusted London interbank offering rate, as defined in the Credit Agreement, plus a margin of 5.50% per annum.  The Borrowers have also agreed to pay a commitment fee equal to 0.25% on unused committments and an early termination fee of 2.0% of the aggregate commitments, if the termination occurs prior to the first anniversary, or 0.75% of the aggregate commitments if the termination occurs after the first anniversary but prior to the second anniversary.

The obligations of the Borrowers under the Credit Facility are secured by liens on all of the assets of the Borrowers.

The Credit Agreement contains various customary covenants, including, but not limited to, limitations on indebtedness, liens, investments, dividends or other capital distributions, purchases or redemptions of stock, sales of assets or subsidiary stock, transactions with affiliates, line of business and accelerated payments of certain obligations and a minimum availability requirement.  The Credit Agreement also contains events of default customary for similar financings. Upon the occurrence of an event of default, the outstanding obligations under the Credit Facility may be accelerated and become due and payable immediately. In addition, if certain change of control events occur with respect to any loan party, the Lenders have the right to require the Borrowers to repay any outstanding loans under the Credit Facility.

The foregoing description is only a summary of the material terms of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

ITEM 1.02                                  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with entering into the Credit Agreement, on September 19, 2014, the Company terminated its credit agreement, dated as of July 25, 2013, with Wells Fargo Bank, National Association, as administrative agent and collateral agent and the various lending institutions party thereto (the “Prior Credit Agreement”).

The Prior Credit Agreement consisted of a $25.0 million revolving credit and letter of credit facility, subject to a borrowing base limitation.  The Prior Credit Agreement was otherwise scheduled to terminate on July 25, 2018.  The Borrowers paid an early termination fee of $187,500. Borrowings of approximately $15.4 million under the Credit Facility were used to repay all amounts outstanding under the Prior Credit Agreement, and pay related fees and expenses, including the early termination fee.

Borrowings under the Prior Credit Agreement were subject to an interest rate of, at the Company’s option, either the London interbank offering rate (“LIBOR”) Margin or at the Base Rate Margin. LIBOR Margin was equal to LIBOR plus a margin of 1.50% per annum when the average daily availability was equal to or greater than 50% of the borrowing base. When the average daily availability was less than 50% of the borrowing base, the LIBOR Margin was equal to LIBOR plus a margin of 1.75% per annum. Base Rate Margin was equal to the base rate as defined below, plus a margin of 0.50% per annum when the average daily availability was equal to or greater than 50% of the borrowing base. When the average daily availability was less than 50% the Base Rate Margin was equal to the base rate as defined below, plus a margin of 0.75% per annum. The base rate, as defined in the Prior Credit Agreement, was a fluctuating rate per annum equal to the highest of (a) the U.S. federal funds rate plus a margin of 0.50% per annum, (b) the adjusted LIBOR rate plus a margin of 1.00% or (c) the Bank prime rate in effect at that time.  The obligations of the Borrowers under the Prior Credit Agreement were secured by liens on all of the assets of the Borrowers.

The Prior Credit Agreement included various customary covenants, including, but not limited to, limitations on indebtedness, liens, investments, dividends or other capital distributions, purchases or redemptions of stock, sales of assets or subsidiary stock, transactions with affiliates, line of business and accelerated payments of certain obligations and a minimum availability requirement.  The Prior Credit Agreement also contained events of default customary for similar financings. Upon the occurrence of an event of default, the outstanding obligations under the Prior Credit Agreement could have been accelerated and made due and payable immediately. In addition, if certain change of control events occurred with respect to any loan party, the Lenders had the right to require the Borrowers to repay any outstanding loans under the Prior Credit Agreement.

The description of the Prior Credit Agreement is qualified in its entirety by reference to the full text of the agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 30, 2013 and incorporated herein by reference.

ITEM 2.03           CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRATION.

The information disclosed above under Item 1.01 is hereby incorporated by reference.

ITEM 9.01           EXHIBITS

(d) Exhibits

The following exhibit is filed herewith:

10.1                        Credit Agreement, dated as of September 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHE, INC.

Dated: September 25, 2014	/s/ Anthony F. DiPippa
Anthony F. DiPippa
Executive Vice President and Chief Financial Officer